ALPHARMA INC.

                       and

                   FIRST UNION NATIONAL BANK
                          as
                        Trustee



                       INDENTURE

               Dated as of June 2, 1999


        $170,000,000 Initial Principal Amount 1

   3% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2006







1    Plus an additional $25,500,000 issuable upon
exercise of
an over-allotment option.
                 CROSS-REFERENCE TABLE

 TIA
Indenture
Section
Section

310(a)(1)                                        7.10
   (a)(2)                                        7.10
   (a)(3)                                        N.A.
   (a)(4)                                        N.A.
   (b)                                           7.08;
7.10; 13.02
   (c)                                           N.A.
311(a)                                           7.11
   (b)                                           7.11
   (c)                                           N.A.
312(a)                                           2.05
   (b)                                           13.03
   (c)                                           13.03
313(a)                                           7.06
   (b)(1)                                        N.A.
   (b)(2)                                        7.06
   (c)                                           7.06; 13.02
   (d)                                           7.06
314(a)                                           4.02
   (b)                                           N.A.
   (c)(1)                                        13.04
   (c)(2)                                        13.04
   (c)(3)                                        N.A.
   (d)                                           N.A.
   (e)                                           13.05
   (f)                                           N.A.
315(a)                                           7.01(b)
   (b)                                           7.05; 13.02
   (c)                                           7.01(a)
   (d)                                           7.01(c)
   (e)                                           6.11
316(a)(last sentence)                            2.09
   (a)(1)(A)                                     6.05
   (a)(1)(B)                                     6.04
   (a)(2)                                        N.A.
   (b)                                           6.07
317(a)(1)                                        6.08
   (a)(2)                                        6.09
   (b)                                           2.04
318(a)                                           13.01
                TABLE OF CONTENTS


                                                           Page
                    ARTICLE ONE

    DEFINITIONS AND INCORPORATION BY REFERENCE

 SECTION 1.01.  Definitions.                                1
 SECTION 1.02.  Other Definitions.                          6
 SECTION 1.03.  Incorporation by Reference of Trust
                 Indenture Act.                              7
 SECTION 1.04.  Rules of Construction.                      7
                    ARTICLE TWO
                  THE SECURITIES
 SECTION 2.01.  Form and Dating.                            8
 SECTION 2.02.  Execution and Authentication.               9
 SECTION 2.03.  Registrar, Paying Agent and
                 Conversion Agent.                          10
 SECTION 2.04.  Paying Agent to Hold Money in
                 Trust.                                     11
 SECTION 2.05.  Securityholder Lists.                      11
 SECTION 2.06.  Transfer and Exchange.                     11
 SECTION 2.07.  Replacement Securities.                    12
 SECTION 2.08.  Outstanding Securities.                    12
 SECTION 2.09.  Securities Held by the Company or
                 an Affiliate.                              13
 SECTION 2.10.  Temporary Securities.                      13
 SECTION 2.11.  Cancellation.                              13
 SECTION 2.12.  Defaulted Interest.                        14
SECTION 2.13.  CUSIP Numbers.                             14
SECTION 2.14.  Deposit of Moneys.                         14
SECTION 2.15.  Book-Entry Provisions for Global
                Securities.                                14
SECTION 2.16.  Special Transfer Provisions.               16
SECTION 2.17.  Restrictive Legends.                       20

                         ARTICLE THREE

                          REDEMPTION

SECTION 3.01.  Notices to Trustee.                        21
SECTION 3.02.  Selection of Securities to Be
                Redeemed.                                  21
SECTION 3.03.  Notice of Redemption.                      21
SECTION 3.04.  Effect of Notice of Redemption.            23
SECTION 3.05.  Deposit of Redemption Price.               23
SECTION 3.06.  Securities Redeemed in Part.               23
SECTION 3.07.  Repurchase at Option of Holder upon
                a Change in Control.                       23
                         ARTICLE FOUR
                           COVENANTS
SECTION 4.01.  Payment of Securities.                     27
SECTION 4.02.  Maintenance of Office or Agency.           28
SECTION 4.03.  Reports to Holders.                        29
SECTION 4.04.  Compliance Certificate.                    29
SECTION 4.05.  Stay, Extension and Usury Laws.            29
SECTION 4.06.  Corporate Existence.                       30
SECTION 4.07.  Notice of Default.                         30

                         ARTICLE FIVE

                          SUCCESSORS

SECTION 5.01.  When Company May Merge, etc.               30
SECTION 5.02.  Successor Substituted.                     31

                          ARTICLE SIX

                     DEFAULTS AND REMEDIES

SECTION 6.01.  Events of Default.                         31
SECTION 6.02.  Acceleration.                              33
SECTION 6.03.  Other Remedies.                            33
SECTION 6.04.  Waiver of Past Defaults.                   34
SECTION 6.05.  Control by Majority.                       34
SECTION 6.06.  Limitation on Suits.                       34
SECTION 6.07.  Rights of Holders to Receive
                Payment.                                   35
SECTION 6.08.  Collection Suit by Trustee.                35
SECTION 6.09.  Trustee May File Proofs of Claim.          35
SECTION 6.10.  Priorities.                                36
SECTION 6.11.  Undertaking for Costs.                     36

                         ARTICLE SEVEN

                            TRUSTEE

SECTION 7.01.  Duties of Trustee.                         37
SECTION 7.02.  Rights of Trustee.                         38
SECTION 7.03.  Individual Rights of Trustee.              39
SECTION 7.04.  Trustee's Disclaimer.                      39
SECTION 7.05.  Notice of Defaults.                        39
SECTION 7.06.  Reports by Trustee to Holders.             39
SECTION 7.07.  Compensation and Indemnity.                40
SECTION 7.08.  Replacement of Trustee.                    41
SECTION 7.09.  Successor Trustee by Merger, etc.          42
SECTION 7.10.  Eligibility; Disqualification.             42
SECTION 7.11.  Preferential Collection of Claims
                Against Company.                           42
                         ARTICLE EIGHT
                    DISCHARGE OF INDENTURE
SECTION 8.01.  Termination of Company's
                Obligations.                               42
SECTION 8.02.  Application of Trust Money.                44
SECTION 8.03.  Repayment to Company.                      44
SECTION 8.04.  Reinstatement.                             44

                         ARTICLE NINE

                          AMENDMENTS

SECTION 9.01.  Without Consent of Holders.                45
SECTION 9.02.  With Consent of Holders.                   45
SECTION 9.03.  Compliance with Trust Indenture
                Act.                                       46
SECTION 9.04.  Revocation and Effect of Consents.         46
SECTION 9.05.  Notation on or Exchange of
                Securities.                                47
SECTION 9.06.  Trustee Protected.                         47
                          ARTICLE TEN
                          CONVERSION
SECTION 10.01. Conversion Privilege; Restrictive
                Legends.                                   47
SECTION 10.02. Conversion Procedure.                      48
SECTION 10.03. Fractional Shares.                         49
SECTION 10.04. Taxes on Conversion.                       49
SECTION 10.05. Company to Provide Stock.                  50
SECTION 10.06. Adjustment for Change in Capital
                Stock.                                     50
SECTION 10.07. Adjustment for Rights to Purchase
                Shares Below Market Price.                 51
SECTION 10.08. Adjustment for Other Distributions.        54
SECTION 10.09. Voluntary Adjustment.                      55
SECTION 10.10. Current Market Price.                      55
SECTION 10.11. When Adjustment May Be Deferred.           55
SECTION 10.12. When No Adjustment Required.               56
SECTION 10.13. Notice of Adjustment.                      56
SECTION 10.14. Notice of Certain Transactions.            56
SECTION 10.15. Reorganization of the Company.             57
SECTION 10.16. Company Determination Final.               57
SECTION 10.17. Trustee's Disclaimer.                      57

                        ARTICLE ELEVEN

                          [RESERVED]


                        ARTICLE TWELVE

                         SUBORDINATION

SECTION 12.01. Agreement to Subordinate.                  58
  SECTION 12.02. Certain Definitions.                       58
 SECTION 12.03. Liquidation; Dissolution;
                 Bankruptcy.                                59
 SECTION 12.04. Company Not to Make Payments with
                 Respect to Securities in Certain Circumstances.
                 60
  SECTION 12.05. Acceleration of Securities.                60
 SECTION 12.06. When Distribution Must Be Paid
                 Over.                                      61
 SECTION 12.07. Notice by Company.                         61
 SECTION 12.08. Subrogation.                               61
 SECTION 12.09. Relative Rights.                           62
 SECTION 12.10. Subordination May Not Be Impaired
                 by Company.                                62
 SECTION 12.11. Distribution or Notice to
                 Representative.                            62
 SECTION 12.12. Rights of Trustee and Paying Agent.        62
 SECTION 12.13. Officers' Certificate.                     63
 SECTION 12.14. Obligation of Company
                 Unconditional.                             64
 SECTION 12.15. Article 12 Not to Prevent Events of
                 Default.                                   64

                        ARTICLE THIRTEEN

                          MISCELLANEOUS

 SECTION 13.01. Trust Indenture Act Controls.              65
 SECTION 13.02. Notices.                                   65
 SECTION 13.03. Communication by Holders with Other
                 Holders.                                   66
 SECTION 13.04. Certificate and Opinion as to
                 Conditions Precedent.                      66
 SECTION 13.05. Statements Required in Certificate
                 or Opinion.                                67
 SECTION 13.06. Rules by Trustee and Agents.               67
 SECTION 13.07. Legal Holidays.                            67
 SECTION 13.08. No Recourse Against Others.                68
 SECTION 13.09. Duplicate originals.                       68
 SECTION 13.10. Governing Law.                             68
 SECTION 13.11. No Adverse Interpretation of Other
                 Agreements.                                68
 SECTION 13.12. Successors.                                68
 SECTION 13.13. Separability.                              68
  SECTION 13.14. Table of Contents, Headings, etc.          68

          INDENTURE dated as of June 2, 1999 between ALPHARMA
INC., a Delaware corporation (the "Company"), and FIRST UNION
NATIONAL BANK, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3% Convertible Senior Subordinated Notes Due
2006 (the "Securities").


                           ARTICLE ONE

           DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.

          "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, "control" shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

          "Agent" means any Registrar, Paying Agent, Conversion
Agent or co-registrar.

          "Board of Directors" means the Board of Directors of the Company or any committee of the Board authorized to act for it hereunder.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

          "Class A Common Stock" means the Class A Common Stock, par value $.20 per share, of the Company.

          "Class B Common Stock" means the Class B Common Stock, par value $.20 per share, of the Company.

          "Common Stock" means, collectively, the Class A Common
Stock and the Class B Common Stock.

          "Company" means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor.

          "Company Request" or "Company Order" means a written request or order signed on behalf of the Company by its Chairman of the Board, its President or any Vice President and by its Treasurer or an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Convertible Subordinated Notes" means $125,000,000 aggregate principal amount of the Company's 5 3/4% Convertible Subordinated Notes due 2005, convertible into shares of Class A Common Stock, and $67,850,000 aggregate principal amount of the Company's 5_% Convertible Subordinated Notes due 2005, convertible into shares of Class B Common Stock.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice of to the Company.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depository" means The Depository Trust Company, its nominees and successors.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

          "IAI Global Security" means a permanent Global
Security in registered form representing the aggregate initial principal amount of securities sold to Institutional Accredited
Investors.

          "Indenture" means this Indenture as amended or supplemented from time to time.

             "Industrier" means A.L. Industrier AS.

          "Institutional Accredited Investor" means an
"accredited investor" within the meaning of 501(a)(1), (2), (3), or (7) under the Act that is an institutional investor.

          "liquidated damages" has the meaning provided in the Registration Rights Agreement.

          "Maturity Date" means June 1, 2006.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the
Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Company.

          "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of or counsel for the Company or other counsel reasonably acceptable to the Trustee.

          "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

          "QIB" means a "qualified institutional buyer" within the meaning of Rule 144A under the Act.

          "Redemption Price" means the amount payable to the Holder of a Security (whether payable by reason of a redemption by the Company in accordance with Article Three, a Change in Control in accordance with Section 3.07, upon an Event of Default or on the Maturity Date). The Redemption Price per $1,000 initial principal amount of Securities will be calculated in accordance with the following formula, rounded (if necessary) to three decimal places with 0.0005 being rounded upwards:

          Redemption Price = (Previous Redemption Price x (1 + r/2)d/p) - AI

          For purposes of this formula:

          Previous Redemption Price = the Redemption Price on the interest payment date immediately preceding the date fixed for redemption (or if the Securities are to be redeemed or repurchased prior to December 1, 1999, $1,000) as set out below:

Interest Payment Date                       Redemption Price

December 1, 1999                            $1,019.38
June 1, 2000                                 1,039.42 December
1, 2000                             1,060.15
June 1, 2001                                 1,081.59
December 1, 2001                             1,103.77
June 1, 2002                                 1,126.71
December 1, 2002                             1,150.44
June 1, 2003                                 1,174.99
December 1, 2003                             1,200.38
June 1, 2004                                 1,226.64
December 1, 2004                             1,253.81
June 1, 2005                                 1,281.91
December 1, 2005                             1,310.97
June 1, 2006                                 1,341.04

           r  =    6 7/8% expressed as a fraction.
           d  =    number of days (as described in the following
               sentence) from and including the
immediately preceding interest payment date (or if the Securities are to be redeemed or repurchased on or before December 1, 1999 from and including June 2, 1999) to but excluding the date fixed for redemption. The number of days elapsed in any one-month period from date of issuance or any interest payment date shall be deemed to be 30, and the number of days elapsed in any incomplete month shall be deemed to be the number of actual days elapsed (not to exceed 30).

           p  =    180.

           AI =    accrued interest from the interest payment
               date immediately preceding the date fixed for redemption or the date of issuance, as applicable.

The calculation of the Redemption Price at any date shall be made by the Company and provided to the Trustee in an Officers'
Certificate.

          "Registration Rights Agreement" means the Registration
Rights Agreement dated as of June 2, 1999 between the Company and the Initial Purchasers.

           "Regulation S" means Regulation S under the
Securities Act.

          "Regulation S Global Security" means a permanent
Global Security in registered form representing the aggregate initial principal amount of Securities sold in reliance on Regulation S.

          "Restricted Security" means a Security that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

          "Rule 144A Global Security" means a permanent Global
Security in registered form representing the aggregate initial principal amount of Securities sold in reliance on Rule 144A.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the 3% Convertible Senior
Subordinated Notes Due 2006 issued by the Company pursuant to this Indenture.
          "Securities Act" means the Securities Act of 1933, as amended.
          "Securityholder" has the meaning given to such term in the Registration Rights Agreement.
          "subsidiary" means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more subsidiaries thereof or (ii) any other person (other than a corporation) in which the Company, one or more subsidiaries thereof or the Company and one or more subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest.
          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

SECTION 1.02.  Other Definitions.

           Term                             Defined in Section
      "Bankruptcy Law"                      6.01
      "business day"                        13.07
      "Change in Control"                   3.07
      "Company Notice"                      3.07
      "Conversion Agent"                    2.03
      "Custodian"                           6.01
      "Event of Default"                    6.01
      "Global Security"                     2.01
      "Incumbent Board"                     3.07
      "Indebtedness"                        12.02
      "Initial Purchasers"                  2.02
      "Legal Holiday"                       13.07
      "Participants"                        2.15
      "Paying Agent"                        2.03
      "permitted dividend amount"           10.08
      "Physical Securities"                 2.01
      "Private Placement Legend"            2.17
      "Registrar"                           2.03
      "Representative"                      12.02
      "Repurchase Date"                     3.07
      "Repurchase Right"                    3.07
      "Senior Indebtedness"                 12.02
      "U.S. Government Obligations"         8.01

SECTION 1.03.  Incorporation   by   Reference   of   Trust
               Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:
          "Commission" means the SEC;
          "indenture securities" means the Securities;
          "indenture security holder" means a Securityholder or a Holder;
          "indenture to be qualified" means this Indenture; "indenture trustee" or "institutional trustee" means the Trustee; and
          "obligor" on the indenture securities means the Company.
          All  other  terms  used in this  Indenture  that  are

defined by the TIA, defined by TIA reference to another statute or  defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 1.04.  Rules of Construction.

             Unless the context otherwise requires:

           (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;


          (3)  "or" is not exclusive;


           (4) words in the singular include the plural and in the plural include the singular;
           (5) provisions apply to successive events and transactions; and
           (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                           ARTICLE TWO

                         THE SECURITIES


SECTION 2.01.  Form and Dating.

          The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each
Security shall be dated the date of its authentication.

          Securities offered and sold in reliance on Rule 144A, Securities offered and sold in reliance on Regulation S and Securities offered and sold to Institutional Accredited Investors shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the "Global Security"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate initial principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.
          Securities issued in exchange for interests in a Global Security pursuant to Section 2.16 may be issued and Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical Securities").
          All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Security for forty days after the issue date for the Securities.

SECTION 2.02.  Execution and Authentication.

          Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate Securities for original issue in the initial principal amount of $170,000,000 and such additional initial principal amounts, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officers' Certificate stating that the Initial Purchasers (as defined) have elected to purchase from the Company a specified initial principal amount of additional Securities, not to exceed $25,500,000, pursuant to Section l of the Purchase Agreement dated as of May 27, 1999 between the Company, as issuer, and Warburg Dillon Read LLC, Bear, Stearns & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as initial purchasers (the "Initial Purchasers"), the Trustee shall authenticate and deliver such specified initial principal amount of additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers' Certificate must be received by the Trustee not later than June 26, 1999, at least two full business days prior to the proposed date for delivery of such additional Securities. The aggregate initial principal amount of Securities outstanding at any time may not exceed $195,500,000 except as provided in Section 2.07.

          Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(d).
          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.
          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 initial principal amount and any integral multiple thereof.
SECTION 2.03.  Registrar, Paying Agent and Conversion
               Agent.
          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent.
          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.
          The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.
SECTION 2.04.  Paying Agent to Hold Money in Trust.
          Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.
SECTION 2.05.  Securityholder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

SECTION 2.06.  Transfer and Exchange.

          Where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company or the Trustee, as the case may be, shall not be required (a) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or
(b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

No service charge shall be made for any registration of transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 2.10, 3.06, 9.05 or 10.02 not involving any transfer.
SECTION 2.07.  Replacement Securities.
          If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met and, in the case of a mutilated Security, such mutilated Security is surrendered to the Trustee. In the case of lost, destroyed or wrongfully taken Securities, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of both to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge for its expenses in replacing a Security.
          In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.
           Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  Outstanding Securities.

          Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its subsidiaries or Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a bona fide purchaser.
          If the Paying Agent (other than the Company) holds on a redemption date or maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities shall be deemed to be no longer outstanding and interest on them shall cease to accrue.
SECTION 2.09.  Securities Held by the Company or an
               Affiliate.
          In determining whether the Holders of the required aggregate initial principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or a subsidiary or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.
SECTION 2.10.  Temporary Securities.
          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.
SECTION 2.11.  Cancellation.
          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and the Trustee may, but shall not be required to, destroy cancelled Securities and deliver a certificate of any such destruction to the Company or return such cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article 10.
SECTION 2.12.  Defaulted Interest.
          If and to the extent the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest. It may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.
SECTION 2.13.  CUSIP Numbers.
          The Company in issuing the Securities may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.  Deposit of Moneys.

          Prior to 11:00 a.m., New York City time, on each interest payment date, maturity date, redemption date and Repurchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date, maturity date, redemption date and Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, maturity date, redemption date and Repurchase Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Securities.

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section
2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the aggregate initial principal amount of such Global Security in an amount equal to the aggregate initial aggregate principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Securities of authorized denominations in an aggregate initial principal amount equal to the aggregate initial principal amount of the beneficial interest in the Global Security so transferred.
          (d) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate initial principal amount of Physical Securities of authorized denominations.
          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend (as defined).
          (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.
SECTION 2.16.  Special Transfer Provisions.
          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:
         (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the issue date for the Securities; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the issue date for the Securities or
       (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

        (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the aggregate principal amount of the Global Security in an amount equal to the aggregate initial principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred; and

       (iii) if the proposed transferor is a Participant seeking to transfer an interest in the Rule 144A Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph
       (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the aggregate initial principal amount of the Rule 144A Global Security in an amount equal to the aggregate initial principal amount of the Securities to be transferred and (B) an increase in the aggregate initial principal amount of the Regulation S Global Security or the IAI Global Security, as the case may be, in an amount equal to the aggregate initial principal amount of the Securities to be transferred.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

         (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the issue date for the Securities; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the issue date for the Securities or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

        (ii) if the proposed transferee is a Participant and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the initial principal amount of the Global Security in an amount equal to the initial principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred; and
       (iii) if the proposed transferor is a Participant seeking to transfer an interest in the Regulation S Global Security or the IAI Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the aggregate initial principal amount of the Regulation S Global Security or the IAI Global Security, as the case may be, in an amount equal to the aggregate initial principal amount of the Securities to be transferred and (B) an increase in the aggregate initial principal amount of the Rule 144A Global Security in an amount equal to the aggregate initial principal amount of the Securities to be transferred.
          (c) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the issue date for the Securities (provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the issue date) for the Securities, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-Registrar a notice in the form of Exhibit E hereto. Upon the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement) the Company shall deliver to the Trustee a notice of effectiveness, a Security or Securities, an authentication order in accordance with Section 2.02 and an opinion of counsel in the form of Exhibit F hereto and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary.

          (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.
          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
          (f) Transfers of Securities Held by Affiliates. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within two years after the issue date for the Securities, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Company or any Affiliate of the Company was an owner of such Security, in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).
SECTION 2.17.  Restrictive Legends.
          Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the "Private Placement Legend") as set forth in Exhibit A on the face thereof until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).
          Each Global Security shall also bear the legend as set forth in Exhibit B.


                          ARTICLE THREE

                           REDEMPTION


SECTION 3.01.  Notices to Trustee.

          If the Company wants to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee at least 45 days prior to the redemption date (unless a shorter notice period shall be satisfactory to the Trustee) of the redemption date and the aggregate initial principal amount of Securities to be redeemed. If the Company wants to credit against any such redemption Securities it has not previously delivered to the Trustee for cancellation (other than Securities repurchased pursuant to Section 3.07), it shall deliver the Securities with the notice.

SECTION 3.02.  Selection of Securities to Be Redeemed.

          If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on either a pro rata basis or by lot or such other method as the Trustee shall deem fair and equitable. The Trustee shall make the selection from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000 initial principal amount. Securities and portions of them it selects shall be in amounts of $1,000 initial principal amount or whole multiples of $1,000 initial principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.
          The Registrar need not transfer or exchange any Securities selected for redemption. Also, the Registrar need not transfer or exchange any Securities for a period of 15 days before selecting Securities to be redeemed.
SECTION 3.03.  Notice of Redemption.
          At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Securities are to be redeemed.
          The notice shall identify the Securities and the aggregate initial principal amount thereof to be redeemed and shall state:
          (1)  the redemption date;
          (2) the Redemption Price, plus the amount of accrued and unpaid interest to be paid on the Securities called for redemption;
             (3)  the then current conversion rate;
          (4) the name and address of the Paying Agent and Conversion Agent;
          (5) the date on which the right to convert the principal of the Securities called for redemption will terminate and the place or places where such Securities may be surrendered for conversion;
          (6) that Holders who want to convert Securities must satisfy the requirements in Article 10;
          (7) the paragraph of the Securities pursuant to which the Securities are to be redeemed;
          (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
          (9) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and
            (10)  the CUSIP number of the Securities.
          The date on which the right to convert the principal of the Securities called for redemption will terminate shall be at the close of business on the date that is ten days prior to the redemption date, or, if the second day before the redemption date is a Legal Holiday, the close of business on the next preceding day which is not a Legal Holiday.
          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided that the form and content of such notice shall be prepared by the Company.
SECTION 3.04.  Effect of Notice of Redemption.
          Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest to the date of redemption, and, on and after such date (unless the Company shall default in the payment of the Redemption Price), such Securities shall cease to bear interest. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price plus accrued interest to the redemption date, unless the redemption date is an interest payment date, in which case the accrued interest will be paid in the ordinary course.
SECTION 3.05.  Deposit of Redemption Price.
          On or before the redemption date, the Company shall deposit with the Paying Agent money in funds immediately available on the redemption date sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose because of conversion of Securities.
SECTION 3.06.  Securities Redeemed in Part.
          Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in initial principal amount to the unredeemed portion of the Security surrendered.
          If any Security selected for partial redemption is converted in part, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.
SECTION 3.07.  Repurchase at Option of
               Holder upon a Change in
               Control.

          Upon any Change in Control (as defined below) with respect to the Company, each Holder of Securities shall have the right (the "Repurchase Right"), at the Holder's option, to require the Company to repurchase all of such Holder's Securities, or a portion thereof which is $1,000 or any integral multiple thereof, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined below) at the Redemption Price set forth in the Securities, plus accrued and unpaid interest, if any, to the Repurchase Date.

          Within 30 days after the occurrence of a Change in Control, the Company is obligated to mail to all Holders of record of the Securities a notice (the "Company Notice") of the occurrence of such Change in Control and the Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Company Notice to the Trustee and shall cause a copy of such notice to be published at the Company's expense in The Financial Times and The Wall Street Journal or another newspaper of national circulation. To exercise the Repurchase Right, a Holder of Securities must deliver on or before the 30th day after the date of the Company Notice irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the Holder's exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer.
          Each Company Notice shall state:
          (1)  the Repurchase Date;
          (2) the date by which the Repurchase Right must be exercised;
          (3) the Redemption Price, plus the amount of accrued interest to be paid on the Securities called for redemption;
          (4) a description of the procedure which a Holder must follow to exercise a Repurchase Right;
          (5) that the Securities are to be surrendered for payment of the Repurchase Price;
          (6) that exercise of the Repurchase Right is irrevocable, and Holders who elect to exercise the Repurchase Right will forfeit the right to convert Securities submitted for repurchase;

          (7) the then existing conversion rate for conversion of Securities and the place or places where such Securities may be surrendered for conversion; and

            (8)  the CUSIP number of the Securities.

          No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a Repurchase Right.

          In the event any Holder exercises its Repurchase
Right, such Holder's conversion right will terminate upon receipt of the written notice of exercise of such Repurchase
Right.

          To exercise a Repurchase Right a Holder shall deliver to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Company Notice within the period set forth in the second paragraph of this Section 3.07, (i) the Option of Holder to Elect Purchase Notice on the back of the Securities with respect to which the Repurchase Right is being exercised, duly completed and signed, with appropriate signature guarantee, and (ii) such Securities with respect to which the Repurchase Right is being exercised, duly endorsed for transfer to the Company, and the Holder of such Securities shall be entitled to receive from the Company (if it is acting as its own Paying Agent) or such Paying Agent a nontransferable receipt of deposit evidencing such deposit.

          In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the applicable Redemption Price (plus accrued and unpaid interest) with respect to the Securities as to which the Repurchase Right shall have been exercised to the Holder on the Repurchase Date.
          On or prior to a Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) an amount of money (to be available on the Repurchase Date) sufficient to pay the Redemption Price (plus accrued and unpaid interest) of all of the Securities which are to be repurchased on that date.
          Both the Company Notice and the notice of the Holder to the Company having been given as specified in this Section 3.07, the Securities so to be repurchased shall, on the Repurchase Date, become due and payable at the Redemption Price applicable thereto (plus accrued and unpaid interest) and from and after such date (unless the Company shall default in the payment of the Repurchase Price) such Securities shall cease to bear interest. Upon surrender of any such Security for repurchase in accordance with said notice, such Security shall be paid by the Company at the Redemption Price (plus accrued and unpaid interest).
          If any Security shall not be paid upon surrender thereof for repurchase, the principal shall, until paid, bear interest from the Repurchase Date at the rate borne by such Security on the initial principal amount of such Security.
          Any Security which is to be submitted for repurchase only in part shall be delivered pursuant to this Section 3.07 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate initial principal amount equal to the portion of the aggregate initial principal amount and in exchange for the portion of the principal of such Security not submitted for repurchase.
          Notwithstanding anything herein to the contrary, if the option granted to Securityholders to require the redemption of the Securities upon the occurrence of a Change in Control is determined to constitute a tender offer, the Company will comply with all applicable tender offer rules, including Rules 13e-4 and 14e-1 under the Exchange Act, upon the occurrence of a Change in Control.
          As used in this Section 3.07 of the Indenture and in the Security:
          A "Change in Control" of the Company means (i) the acquisition by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of Common Stock sufficient to elect a majority of directors; (ii) persons who, as of the date of this Indenture, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, beneficially own shares sufficient to elect a majority of directors in the election of directors of the reorganized, merged or consolidated company; or (iv) a liquidation or dissolution of the Company (other than pursuant to the United States Bankruptcy Code) or the conveyance, transfer or leasing of all or substantially all of the assets of the Company to any person; provided, however, that for the purpose of clauses (i)(iv) above, the terms "person", "entity" and "group" shall not include (x) Industrier,
(y) the stockholders of Industrier in the case of a distribution of shares of capital stock of the Company beneficially owned by Industrier to the shareholders of Industrier, unless a Change in Control of Industrier has occurred or occurs concurrently with such a distribution, or in series of related transactions of which such distribution is a part (determined without regard to this clause (y) of this proviso) or (z) E.W. Sissener, his spouse, any heir or descendant of Mr. Sissener or the spouse of any such heir or descendant or the estate of Mr. Sissener (each, an "EWS Party"), or any trust or other similar arrangement for the benefit of any EWS Party or any corporation or other person or entity controlled by one or more EWS Parties or any group of which any EWS Party is a member. For purposes of the preceding sentence, a "liquidation" or "dissolution" shall not be deemed to include any transfer of Company property solely to any persons identified in clauses (x), (y) and (z) of the proviso of such sentence.
                          ARTICLE FOUR

                            COVENANTS


SECTION 4.01.  Payment of Securities.

          The Company shall pay the Redemption Price and any accrued and unpaid interest on the Securities on the dates and in the manner provided in the Securities. The Redemption Price, including any accrued and unpaid interest, shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, if the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the Redemption Price and any accrued and unpaid interest.
          The Company shall pay interest on any overdue principal (including accretion) or Redemption Price at the rate borne by the Securities. The Company shall pay interest on overdue installments of interest at the same rate to the extent not prohibited by applicable statute or case law.
SECTION 4.02.  Maintenance of Office or Agency.
           The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust
Office of the Trustee as an agency of the Company in accordance with Section 2.03.

          The Company also shall comply with the provisions of TIA 314(a).

SECTION 4.03.  Reports to Holders.

          (a) The Company (at its own expense) will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act.

          (b) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly provide the information required by Rule 144A(d)(4) to any Holder that so requests.

          (c) In addition, if and when this Indenture becomes subject to the TIA, the Company will file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. The Company will also comply with the other provisions of TIA
 314(a).

SECTION 4.04.  Compliance Certificate.

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If they do know of any such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status.

SECTION 4.05.  Stay, Extension and Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.06.  Corporate Existence.
          Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each subsidiary in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any subsidiary, if in the judgment of the Company, (i) such preservation or existence is not material to the conduct of business of the Company and
(ii) the loss of such right, license or franchise or the dissolution of such subsidiary does not have a material adverse impact on the Holders.
SECTION 4.07.  Notice of Default.
          In the event that any Default under Section 6.01 hereof shall occur the Company will give prompt written notice of such Default to the Trustee.


                          ARTICLE FIVE

                           SUCCESSORS


SECTION 5.01.  When Company May Merge, etc.

          The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its assets to, another person unless such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia and such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture, and immediately after giving effect to the transaction, no default shall exist.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an opinion of Counsel stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

          Notwithstanding the foregoing, any subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary or subsidiaries.

SECTION 5.02.  Successor Substituted.

          Upon any consolidation or merger or transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor person formed by such consolidation or into which the Company is merged or to which such transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. When the successor corporation assumes all obligations of the Company hereunder, all obligations of the predecessor corporation shall terminate.
                           ARTICLE SIX

                      DEFAULTS AND REMEDIES


SECTION 6.01.  Events of Default.

          An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article Twelve hereof;

          (2) the Company defaults in the payment of the Redemption Price of any Security when the same becomes due and payable on the Maturity Date, upon redemption or otherwise, whether or not such payment shall be prohibited by the provisions of Article Twelve hereof;

          (3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the default continues for the period and after the notice specified below;

          (4) the Company defaults in payment on Indebtedness at maturity (giving effect to any applicable grace periods and any extensions thereof) of at least $5,000,000 principal amount;

          (5) there has been an acceleration of the final stated maturity of any Indebtedness of the Company (which acceleration shall not have been cured, waived, rescinded or annulled for 30 days) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness which has been accelerated, aggregates $5,000,000 or more at any time;

          (6) the Company pursuant to or within the meaning of any Bankruptcy Law:

                (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,
               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
               (D) makes a general assignment for the benefit of its creditors; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against the Company in an
          involuntary case,

               (B) appoints a Custodian of the Company for all or substantially all of its property, or

               (C)  orders the liquidation of the Company,

     and the order or decree remains unstayed and in effect for 90 consecutive days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A default under clause (3) or (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate initial principal amount of the Securities then outstanding notify the Company and the Trustee of the default and the Company does not cure the default within (i) 60 days after receipt of the notice in the case of clause (3) and
(ii) 30 days after receipt of the notice in the case of clause (4). The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". If the Holders of 25% in aggregate initial principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so.
When a default is cured, it ceases.

SECTION 6.02.  Acceleration.

          If an Event of Default as to which the Trustee has actual knowledge (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in initial principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the Redemption Price including any accrued and unpaid interest on all the Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) occurs, the Redemption Price shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate initial principal amount of the Securities then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any order or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

SECTION 6.03.  Other Remedies.

          Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the Redemption Price, including any unpaid and accrued interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

SECTION 6.04.  Waiver of Past Defaults.

          Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate initial principal amount of the Securities then outstanding by notice to the Trustee may waive any past Default or Event of Default and its consequences.
When a Default or an Event of Default is waived, it is cured and ceases.

SECTION 6.05.  Control by Majority.

          The Holders of a majority in aggregate initial principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.  Limitation on Suits.

          Except as provided in Section 6.07, a Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate initial principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in aggregate initial principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.  Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Redemption Price, including any unpaid and accrued interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

          Notwithstanding any other provision of this Indenture, the right of any Holder to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(l) or
(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of the Redemption Price including any unpaid and accrued interest.

SECTION 6.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section
     7.07;

          Second: to holders of Senior Indebtedness to the extent required by Article Twelve;

          Third: to Securityholders for amounts due and unpaid on the Securities for the Redemption Price and any unpaid and accrued interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for the Redemption Price and any unpaid and accrued interest, respectively, and

          Fourth:  to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this Section.

SECTION 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate initial principal amount of the outstanding Securities.
                          ARTICLE SEVEN

                             TRUSTEE


SECTION 7.01.  Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b)  Except during the continuance of an Event of
Default:
          (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 6.05.
          (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.02.  Rights of Trustee.
          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.
          (c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.
          (d) The Trustee may consult with counsel (such counsel to be reasonably acceptable to the Company) and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
          (f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers hereunder.
SECTION 7.03.  Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.
SECTION 7.04.  Trustee's Disclaimer.
          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company's use of the proceeds from the Securities; and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within 30 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of the Redemption Price and any unpaid and accrued interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.06.  Reports by Trustee to Holders.

          Within 60 days after each July 15 beginning with July 15, 2000, the Trustee shall mail to each Securityholder if required by TIA 313(c) a brief report dated as of such July
15 that complies with TIA 313(a). In such event, the Trustee also shall comply with TIA 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-ofpocket expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any loss or liability or expense (including the reasonable fees and expenses of counsel) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Redemption Price and any unpaid and accrued interest on particular Securities.

          The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.
          The Trustee may resign by so notifying the Company in writing 30 business days prior to such resignation. The Holders of a majority in aggregate initial principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:
          (1)  the Trustee fails to comply with Section 7.10;
          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate initial principal amount of the Securities then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate initial principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

SECTION 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

SECTION 7.10.  Eligibility; Disqualification.

          This Indenture shall always have a
Trustee who satisfies the requirements of TIA
310(a)(1). The Trustee shall always have a combined capital and surplus of at least
$50,000,000 as set forth in its most recent published annual report of condition. The
Trustee shall comply with TIA
 310(b).

SECTION 7.11.  Preferential Collection
               of Claims
               Against Company.

          The Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA
 311(a) to the extent indicated.


                          ARTICLE EIGHT

                     DISCHARGE OF INDENTURE


SECTION 8.01.  Termination of Company's Obligations.

          The Company may terminate all of its obligations under this Indenture if all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or paid as provided in
Section 2.07) have been delivered to the Trustee for cancellation or if:

          (1) the Securities mature within six months or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption;

          (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay the Redemption Price and any unpaid and accrued interest on the Securities to maturity or redemption, as the case may be. Immediately after making the deposit, the Company shall give notice of such event to the Securityholders;

          (3) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder as of the date of such deposit; and

          (4) the Company has delivered to the Trustee an opinion of counsel and an Officers' Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with. The Company may make the deposit only during the one-year period and only if Article Twelve permits it.

However, the Company's obligations in Sections 2.03, 2.04, 2.05,
2.06, 2.07, 4.01,   7.07, 7.08 and 8.03, and in Article
Ten, shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections
7.07 and 8.03 shall survive.
          After a deposit pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.
          In order to have money available on a payment date to pay the Redemption Price and any unpaid and accrued interest on the Securities, the U.S. Government obligations shall be payable as to the Redemption Price and any unpaid and accrued interest on or before such payment date in such amounts as will provide the necessary money.
          "U.S. Government Obligations" means direct noncallable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.
SECTION 8.02.  Application of Trust Money.
          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section
8.01. It shall apply the deposited money and the money from U.S. Government obligations through the Paying Agent and in accordance with this Indenture to the payment of the Redemption Price and any unpaid and accrued interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of Article Twelve.

SECTION 8.03.  Repayment to Company.

          The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of the Redemption Price and any unpaid and accrued interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or cause to be mailed to each Holder, notice stating that such money remains and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.04.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of the Redemption Price and any unpaid and accrued interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
                          ARTICLE NINE

                           AMENDMENTS


SECTION 9.01.  Without Consent of Holders.

          The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:
          (1) to cure any ambiguity, omission, defect or inconsistency;
          (2)  to comply with Sections 5.01 and 10.15;
          (3) to provide for uncertificated Securities in addition to certificated Securities; or
          (4) to make any change that does not adversely affect the rights of any Securityholder.
SECTION 9.02.  With Consent of Holders.
          The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate initial principal amount of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in aggregate initial principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:
          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;
          (2) reduce the rate of or change the time for payment of interest on any Security;
          (3) reduce the Redemption Price of or change the fixed maturity of any Security (including, without limitation, the optional redemption provisions or the Repurchase Right);
          (4) waive a default in the payment of the Redemption Price or any unpaid and accrued interest on any Security;
          (5)  make any change in Section 6.04, Section 6.07 or
     Section 9.02;
          (6) make any change that adversely affects the right to convert any Security; or
          (7) make any change that adversely affects the rights of any Securityholder.
          An amendment under this Section may not make any change that adversely affects the rights under Article Eleven of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to the change.
          Promptly after an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment.
          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.
SECTION 9.03.  Compliance with Trust Indenture Act.
          Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.
SECTION 9.04.  Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.
          After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (7) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder's Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.
SECTION 9.05.  Notation on or Exchange of Securities.
          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
SECTION 9.06.  Trustee Protected.
          The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article that adversely affects the Trustee's rights. The Trustee shall be entitled to receive and rely upon an Opinion of Counsel and an Officers' Certificate that any supplemental indenture, amendment or waiver complies with the Indenture.

                           ARTICLE TEN

                           CONVERSION


SECTION 10.01. Conversion Privilege; Restrictive Legends.
          A Holder of a Security may convert the initial principal of such Security into Class A Common Stock at any time during the period stated in paragraph 9 of the Securities. The number of shares issuable upon conversion of a Security is determined as follows: multiply each $1,000 of the initial principal amount to be converted by the conversion rate in effect on the conversion date. Round the result to the nearest 1/100th of a share.
          The initial conversion rate is stated in paragraph 9 of the Securities. The conversion rate is subject to adjustment in accordance with Sections 10.06 through 10.12.
          A Holder may convert a portion of the initial principal of such Security if the portion is $1,000 initial principal amount or a whole multiple of $1,000 initial principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

          Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

SECTION 10.02. Conversion Procedure.
          To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practicable, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of full shares of Class A Common Stock issuable upon the conversion and a check in lieu of any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.
          Except as described below, no payment or adjustment will be made for accrued interest on, or liquidated damages with respect to, a converted Security or for dividends on any Class A Common Stock issued on conversion. If any Security is converted between a record date for the payment of interest and the next succeeding interest payment date, unless such Security has been called for redemption on a redemption date between such dates, such Security must be accompanied by funds equal to the interest payable to the registered Holder on such interest payment date on the initial principal amount so converted. A Security converted on an interest payment date need not be accompanied by any payment, and the interest on the initial principal amount of the Security being converted will be paid on such interest payment date to the registered Holder of such Security on the immediately preceding record date.
          If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total initial principal amount of the Securities converted.
          Upon surrender of a Security that is converted in part the Trustee shall authenticate for the Holder a new Security equal in initial principal amount to the unconverted portion of the Security surrendered.
          If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.
SECTION 10.03. Fractional Shares.
          The Company will not issue fractional shares of Class A Common Stock upon conversion of Securities and instead will deliver a check in lieu of the fractional share based upon the market value of the Class A Common Stock on the last trading day prior to the conversion date.
SECTION 10.04. Taxes on Conversion.
          If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.
SECTION 10.05. Company to Provide Stock.
          The Company shall reserve out of its authorized but unissued Class A Common Stock or its Class A Common Stock held in treasury enough shares of Class A Common Stock to permit the conversion of all of the Securities.
          All shares of Class A Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable.
          The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange on which the Class A Common Stock is listed.
SECTION 10.06. Adjustment for Change in Capital Stock.
          If the Company:
          (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;
          (2) subdivides its outstanding shares of Common Stock into a greater number of shares;
          (3) combines its outstanding shares of Common Stock into a smaller number of shares;
          (4) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or
          (5) issues by reclassification of its Common Stock any shares of its capital stock;
then the conversion privilege and the conversion rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of capital stock of the Company which it would have owned immediately following such action if it had converted the Security immediately on or prior to the record date set in connection with such action.
          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.
          If after an adjustment a Holder of a Security upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted conversion rate between the classes of capital stock. After such allocation, the conversion privilege and the conversion rate of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.
          The conversion rate will not be adjusted for accretion on principal or unpaid interest.

SECTION 10.07. Adjustment for Rights to
               Purchase Shares Below
               Market Price.

          If the Company issues to all holders of its Common Stock rights, options or warrants entitling such holders for a period of sixty days or less to subscribe for or purchase shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities (excluding rights, options or warrants to subscribe for or purchase shares of Common Stock or convertible or exchangeable securities or rights, options, or warrants therefor issued in transactions described in Section 10.06) at a Price Per Share (as defined and determined according to the formula given below) lower than the current market price (see Section 10.10) on the date of such issuance, the conversion rate shall be adjusted in accordance with the following formula:

                         O+N
             AC = CC x  O+R
                               M

where

AC =   the adjusted conversion rate.

CC =   the then current conversion rate.

O  =   the number of shares of Common Stock outstanding
       immediately prior to such issuance.


N  =   the "Number of Shares," which (i) in the case of rights,
       options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the maximum number of shares of Common Stock initially issuable upon the conversion or exchange of the convertible or exchangeable securities issuable upon the exercise of such rights, options or warrants.

R  =   the proceeds received or receivable by the Company,
       which (i) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (ii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate consideration payable to the Company upon the exercise thereof, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable upon the conversion or exchange of the convertible or exchangeable securities; provided that in each case the proceeds received or receivable by the Company shall be deemed to be the amount of gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

M  =   the current market price per share of Class A Common
       Stock on the date of issue of the rights, options or warrants to subscribe for or purchase shares of Class A Common Stock or the securities convertible into or exchangeable for shares of Common Stock or the rights, options or warrants to subscribe for or purchase convertible or exchangeable securities.

          "Price Per Share" shall be defined and determined according to the following formula:
          P  =  R
                N
where

P = Price Per Share

and R and N have the meanings assigned above.

          If the Company shall issue rights, options, warrants or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash, the amount of such consideration shall be determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Board of Directors filed with the Trustee.
          The adjustment shall be made successively whenever any such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective immediately after the date of issue of such shares, rights, options, warrants or convertible or exchangeable securities.
          To the extent that such rights, options or warrants expire unexercised or to the extent any convertible or exchangeable securities are redeemed by the Company or otherwise cease to be convertible or exchangeable into shares of Common Stock, the conversion rate shall be readjusted to the conversion rate which would then be in effect had the adjustment made upon the date of issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the issuance of rights, options or warrants to subscribe for or purchase only the number of shares of Common Stock as to which such rights, options or warrants were actually exercised and the number of shares of Common Stock that were actually issued upon the conversion or exchange of the convertible or exchangeable securities.
SECTION 10.08. Adjustment for Other Distributions.
          If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase assets or debt securities of the Company which assets, debt securities, rights or warrants have an aggregate fair market value on the date such distribution is declared in excess of the "permitted dividend amount" (as defined below), the conversion rate shall be adjusted in accordance with the formula:
                         AC = CC x O x M
                                            (O x M)-F
where:

         AC  =   the adjusted conversion rate.
         CC  =   the then current conversion rate.
         O   =   the number of shares of Common Stock
                 outstanding on the record date mentioned below.
         M   =   the current market price per share of Common
                 Stock, as defined in Section 10.10, on the
                 record date mentioned below.
         F   =   the amount by which the fair market value on
                 the date the distribution is declared of the assets, securities, rights or warrants distributed exceeds the permitted dividend amount. The Board of Directors of the Company shall make all determinations of the fair market value in connection with all distributions and dividends.

          The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          The "permitted dividend amount" on any date shall be an amount equal to (i) 10% of the current market capitalization of the Company (the product of the current market price of the Class A Common Stock and the number of shares of Common Stock outstanding as of any particular date) minus (ii) the aggregate of the value of all dividends or distributions (other than dividends or distributions referred to in Sections 10.06 or 10.07) paid to holders of Common Stock during the twelve month period ending on such date, provided that with respect to any amount of a distribution not paid out of retained earnings, the permitted dividend amount shall be zero, unless the dividend is paid out of consolidated net income or in the form of common stock. This Section 10.08 does not apply to reclassifications or distributions referred to in Section 10.06 or distributions referred to in Section 10.07.
SECTION 10.09. Voluntary Adjustment.
          The Company at any time may reduce the conversion rate, temporarily or otherwise, by any amount but in no event shall such conversion rate be less than the par value of the Class A Common Stock at the time such reduction is made. Such reduced conversion rate shall remain in effect for so long as required under applicable law and shall be irrevocable during such period.
          The Company reserves the right to make such reductions in the conversion rate in addition to those required in the foregoing provisions as the Company in its discretion shall determine to be advisable in order that certain stockrelated distributions hereafter made by the Company to its stockholders shall not be taxable.
SECTION 10.10. Current Market Price.
          In Sections 10.07 and 10.08 the current market price per share of Class A Common Stock on any date is the average of the last reported sale prices of a share of Class A Common Stock on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or on the Nasdaq National Market, or, if the Class A Common Stock is not then listed on an exchange or on the Nasdaq National Market, the closing sale prices (or the quoted closing bid prices if there were no sales) as reported by NASDAQ, for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, the Board of Directors shall determine the current market price on the basis of such quotations as it considers appropriate.
SECTION 10.11. When Adjustment May Be Deferred.
          No adjustment in the conversion rate will be made unless such adjustment would require a change of at least 1% in the conversion rate; provided, however, any adjustment that would otherwise be required to be made shall be carried forward and taken into account at the earlier of any subsequent adjustment or three years after the occurrence of the event giving rise to the adjustment.
          All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.
SECTION 10.12. When No Adjustment Required.
          Except as set forth in Section 10.07, the conversion rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or carrying the right to purchase any of the foregoing.
          No adjustment will be required for rights to purchase Common Stock pursuant to any plan of the Company for reinvestment of dividends or interest, or for a change in the par value of the Common Stock.
          To the extent that Securities become convertible into cash, no adjustment will be required thereafter as to cash.
SECTION 10.13. Notice of Adjustment.
          Whenever the conversion rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee an Officers' Certificate or a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.
SECTION 10.14. Notice of Certain Transactions.
          If:
          (1) the Company proposes to take any action that would require an adjustment in the conversion rate;
          (2) the Company proposes to take any action that would require a supplemental indenture pursuant to Section 10.15; or
          (3) there is a proposed liquidation, winding up or dissolution of the Company, the Company shall mail to Securityholders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 10 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.
SECTION 10.15. Reorganization of the Company.
          If the Company is a party to a transaction subject to
Section 5.01 or a merger which reclassifies or changes its outstanding Common Stock, the successor corporation shall enter into a supplemental indenture.
          The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which it would have owned immediately after the consolidation, merger, transfer or lease if it had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.
          If this Section applies, Section 10.06 does not apply.

SECTION 10.16. Company Determination Final.
          Any determination that the Board of Directors must make pursuant to this Article is conclusive, absent manifest error.
SECTION 10.17. Trustee's Disclaimer.
          The Trustee has no duty to determine when an adjustment under this Article or under the terms of the Securities should be made, how it should be made or what it should be. Such information shall be timely provided to the Trustee in an Officer's Certificate. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section 10.17 as the Trustee.

                         ARTICLE ELEVEN

                           [RESERVED]





                         ARTICLE TWELVE

                          SUBORDINATION




SECTION 12.01. Agreement to Subordinate.

          The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities and the payment of the Redemption Price and any unpaid and accrued interest are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness. The Convertible Subordinated Notes shall rank junior in right of payment to the Securities.
          Money and securities held in trust pursuant to Article Eight are not subject to the subordination provisions of this Article Twelve.
SECTION 12.02. Certain Definitions.
          "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.
          "Indebtedness" means, with respect to any person, the principal of, and premium, if any, and interest on (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities sold by such person for money), (b) all obligations incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets (except inventory and related items acquired in the ordinary course of the conduct of the acquiror's usual business), (c) guarantees by such person of indebtedness described in clause (a) or (b) of another person, (d) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee, (e) all reimbursement obligations of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person, (f) all capital lease obligations of such person and (g) all net obligations of such person under interest rate swap or similar agreements of such person.
          "Senior Indebtedness" means Indebtedness of the Company outstanding at any time except Indebtedness that by its terms is subordinate in right of payment to the Securities or Indebtedness that is not otherwise senior in right of payment to the Securities. Senior Indebtedness does not include the Convertible Subordinated Notes or Indebtedness of the Company to any of the Company's subsidiaries.
SECTION 12.03. Liquidation; Dissolution; Bankruptcy.
          Upon any distribution of assets to creditors of the Company in a liquidation, winding up or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:
          (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Securityholders shall be entitled to receive any payment of the Redemption Price or any unpaid and accrued interest on the Securities; and
          (2) until the Senior Indebtedness is paid in full, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior indebtedness as their interests may appear, except the Securityholders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.
SECTION 12.04. Company Not to Make Payments
                  with Respect to Securities in
               Certain Circumstances.
          No payment of the Redemption Price and any unpaid and accrued interest may be made by the Company, directly or indirectly, on the Securities (including any repurchase pursuant to the exercise of the Repurchase Right) or to acquire any of the Securities at any time if a default in payment of the Redemption Price and any unpaid and accrued interest on Senior Indebtedness exists, unless and until such default shall have been cured or waived or shall have ceased to exist.
During the continuance of any event of default with respect to any Senior Indebtedness, as such event of default is defined under any such Senior Indebtedness or in any agreement pursuant to which any Senior Indebtedness has been issued (other than default in payment of the Redemption Price and any unpaid and accrued interest on any Senior Indebtedness), permitting the holders thereof to accelerate the maturity thereof, no payment may be made by the Company, directly or indirectly, with respect to the Redemption Price and any unpaid and accrued interest on the Securities for 183 days following written notice to the Company, from any holder or holders thereof or their representative or representatives or the trustee or trustees under any indenture under which any instrument evidencing any such Senior Indebtedness may have been issued, that such an event of default has occurred and is continuing. However, if the maturity of such Senior Indebtedness is accelerated, no payment may be made on the Securities until such Senior Indebtedness that has matured has been paid or such acceleration has been cured or waived.
          Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to Article Eight or (b) any payment by the Trustee or the Paying Agent as permitted by Section 12.12. Nothing contained in this Article Twelve will limit the right of the Trustee or the Securityholders to take any action to accelerate the maturity of the securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder.
SECTION 12.05. Acceleration of Securities.
          If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.
SECTION 12.06. When Distribution Must Be Paid Over.
          In the event that the Company shall make any payment to the Trustee of the Redemption Price or any unpaid and accrued interest on the Securities at a time when such payment is prohibited by Section 12.03 or 12.04, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effects to any concurrent payment or distribution to or for the holders of Senior Indebtedness.
          If a distribution is made to Securityholders, that because of this Article Twelve should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.
SECTION 12.07. Notice by Company.
          The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of the Redemption Price and any unpaid and accrued interest on the Securities to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article.
SECTION 12.08. Subrogation.
          After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.
SECTION 12.09. Relative Rights.
          This Article defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:
          (1)  impair, as between the Company and
     Securityholders, the obligation of the Company, which is absolute and unconditional, to pay the Redemption Price and any unpaid and accrued interest on the Securities in accordance with their terms;
          (2) affect the relative rights of Securityholders and creditors of the Company other than holders of Senior Indebtedness; or
          (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.
          If the Company fails because of this Article to pay the Redemption Price and any unpaid and accrued interest on a Security on the due date, the failure is still a Default or Event of Default.
SECTION 12.10. Subordination May Not Be
               Impaired by Company.
          No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.
SECTION 12.11. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives.
SECTION 12.12. Rights of Trustee and Paying Agent.
          The Trustee or Paying Agent may continue to make payments on the Securities until it receives written notice of facts that would cause a payment of the Redemption Price or any unpaid and accrued interest on the Securities to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice.
          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person who is a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such person to receive such payment.
          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.
          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Securityholders or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.
SECTION 12.13. Officers' Certificate.
          If there occurs an event referred to in Section 12.03 or 12.04, the Company shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness or their Representatives and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.
SECTION 12.14. Obligation of Company Unconditional.
          Nothing contained in this Article Twelve or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the Redemption Price and any unpaid and accrued interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Twelve, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Securities shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing contained in this Article Twelve or elsewhere in this Indenture or in any Security is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 12.04 (not cured or waived), payments at any time of the Redemption Price and any unpaid and accrued interest on the Securities.
SECTION 12.15. Article 12 Not to Prevent Events of
               Default.
          The failure to make a payment of the Redemption Price and any unpaid and accrued interest on the Securities by reason of any provision of this Article 12 shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.


                        ARTICLE THIRTEEN

                          MISCELLANEOUS


SECTION 13.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.
SECTION 13.02. Notices.
          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other's address stated in this Section 13.02. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication to a Securityholder shall be mailed by first-class mail to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.
          If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.
          All notices or communications shall be in writing.
           The Company's address is:
                 Alpharma Inc.
              One Executive Drive
               Fort Lee, New Jersey 07024
               Attention:  Chief Legal Officer

           The Trustee's address is:

               First Union National Bank
               21 South Street, 3rd Floor
               Morristown, New Jersey  07960
Attention:  Corporate Trust Administration

SECTION 13.03. Communication by Holders with
Other
               Holders.
          Securityholders may communicate
pursuant to TIA
 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the
Registrar and anyone else shall have the protection of TIA 312(c).

SECTION 13.04. Certificate and Opinion as to
Conditions
               Precedent.
          Upon any request or application by the Company to the Trustee to take any action under this Indenture the Company shall furnish to the Trustee:
          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          Each signer of an Officers' Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers' Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.
SECTION 13.05. Statements Required in Certificate
               or Opinion.
          Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (1)  a statement that the person making such
        certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 13.06. Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.
SECTION 13.07. Legal Holidays.
          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in The City of New York, in the State of New York or in the city in which the Trustee administers its corporate trust business. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.
          A "business day" is a day other than a Legal Holiday.
SECTION 13.08. No Recourse Against Others.
          All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.
SECTION 13.09. Duplicate Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 13.10. Governing Law.
          The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.
SECTION 13.11. No Adverse Interpretation of Other
               Agreements.
          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 13.12. Successors.
          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 13.13. Separability.
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

SECTION 13.14. Table of Contents, Headings, etc.
          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
                           SIGNATURES


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                              ALPHARMA INC.
                               By:
                                ______________________________
                                Name:
                                Title:
                              FIRST UNION NATIONAL BANK
                               By:
                                ______________________________
                                Name:
                                Title:


                                                      EXHIBIT A
REGISTERED            [Face of Security]            REGISTERED
NUMBER                                                 DOLLARS


                          ALPHARMA INC.


          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR
TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW ONLY (A) TO THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a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
THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THIS INSTRUMENT HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS SUCH TERM IS DEFINED IN SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. UPON INQUIRY MADE BY ANY HOLDER HEREOF ADDRESSED TO ALPHARMA INC., ONE EXECUTIVE DRIVE, FORT LEE, NEW JERSEY 07024, ATTN: TREASURER, ALPHARMA INC. WILL PROVIDE A STATEMENT SETTING FORTH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE
AND THE YIELD TO MATURITY WITH RESPECT TO THE INSTRUMENT HELD
BY SUCH HOLDER.
       3% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2006


          ALPHARMA INC., a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns, 134.104% of the initial
principal sum of               Dollars on June 1, 2006, and to
pay interest thereon as provided on the reverse hereof on the initial principal sum, until the Redemption Price and any unpaid and accrued interest is paid or duly provided for. The right to payment of the Redemption Price and any unpaid and accrued interest is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

          Interest Payment Dates: June 1 and December 1, with the first payment to be made on December 1, 1999.

            Record Dates:  May 15 and November 15.

          The provisions on the back of this certificate are incorporated as if set forth on the face hereof.



          IN WITNESS WHEREOF, ALPHARMA INC. has caused this instrument to be duly signed.


                              ALPHARMA INC.


                              By:
                                Name:
                                Title:


                              By:
                                Name:
                                Title:


Dated:

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

This is one of the
Securities referred to in
the within-mentioned
Indenture.

FIRST UNION NATIONAL BANK, as Trustee
By:
           Authorized Signatory

Dated:
                     [REVERSE OF SECURITY]
                         ALPHARMA INC.
        3% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2006


          1. Interest. Alpharma Inc., a Delaware corporation (the "Company"), promises to pay interest on the initial principal amount of this Security at the rate per annum, shown above. The Company will pay interest semi-annually on June 1 and December 1 of each year, with the first payment to be made on December 1, 1999. Interest on the Securities will accrue on the initial principal amount from the most recent date to which interest has been paid or, if no interest has been paid, from June 2, 19991. Interest will be computed on the basis of a 360 day year of twelve 30-day months.

          2. Maturity and Yield. The Notes will mature on June 1, 2006 at a price of $1,341.04 per $1,000 of initial principal amount. The payment of the principal amount of the Notes at maturity, together with cash interest paid over the term of the Notes, will yield an investor who holds a Note from the initial issuance date until maturity 67/8% per annum, calculated on a semi-annual basis.

          3. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the Redemption Price and any unpaid and accrued interest . The Company will pay the Redemption Price and any unpaid and accrued interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay the Redemption Price and any unpaid and accrued interest by check payable in such money. It may mail an interest check to a Holder's registered address.

          4. Paying Agent, Registrar, Conversion Agent. Initially, First Union National Bank (the "Trustee") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company may act in any such capacity.

          5. Indenture. The Company issued the Securities under an Indenture dated as of June 2, 1999 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) (the "Act") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured subordinated obligations of the Company limited to $195,500,000 aggregate initial principal amount, except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

          6. Optional Redemption. The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after , June 2, 2002, at the redemption price determined as described below (the "Redemption Price") to the date of redemption, together with accrued and unpaid cash interest to such date.

          The Redemption Price (whether payable by reason of a redemption by the Company, a Change in Control (as hereinafter defined), an event of default or at maturity) shall be determined so that taking into account cash interest paid and accrued and unpaid interest, the holder of a Security from the initial issuance date will receive a yield of 67/8% per annum (calculated on a semi-annual basis). The Redemption Price will be calculated in accordance with the following formula, rounded (if necessary) to three decimal places with 0.0005 being rounded upwards:
          Redemption Price = (Previous Redemption Price x (1 +
r/2)d/p) - AI
          For purposes of this formula:
Previous Redemption Price = the Redemption Price on the interest payment date immediately preceding the date
                  fixed for redemption (or if the Securities are to be redeemed or repurchased prior to
                  , 1999, $1,000) as set out below:
Interest Payment Date                       Redemption Price
December 1, 1999                                 $1,019.38
June 1, 2000                                      1,039.42
December 1, 2000                                  1,060.15
June 1, 2001                                      1,081.59
December 1, 2001                                  1,103.77
June 1, 2002                                      1,126.71
December 1, 2002                                  1,150.44
June 1, 2003                                      1,179.98
December 1, 2003                                  1,200.38
June 1, 2004                                      1,226.64
December 1, 2004                                  1,253.81
June 1, 2005                                      1,281.91
December 1, 2005                                  1,310.97
June 1, 2006                                      1,341.04

r    =    67/8% expressed as a fraction.

d    =    number of days (as described in the following
     sentence) from and including the immediately preceding interest payment date (or if the Securities are to be redeemed or repurchased on or before December 1, 1999 from and including June 2, 1999) to but excluding the date fixed for redemption. The number of days elapsed in any one-month period from date of issuance or any interest payment date shall be deemed to be 30, and the number of days elapsed in any incomplete month shall be deemed to be the number of actual days elapsed (not to exceed 30).

p    =    180.

AI   =    accrued interest from the interest payment date
     immediately preceding the date fixed for redemption or the date of issuance, as applicable.

          In the case of Securities called for redemption on a redemption date between a record date and the opening of business on the next succeeding interest payment date, no interest or liquidated damages will be payable on any such Securities converted during such period.

          7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 initial principal amount may be redeemed in part but only in whole multiples of $1,000 initial principal amount. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.
          8. Repurchase at Option of Holder. In the event of a Change in Control with respect to the Company, then each Holder of the Securities shall have the right, at the Holder's option, subject to the rights of the holders of Senior Indebtedness under Article Twelve of the Indenture, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 initial principal amount or any integral multiple thereof on a business day (the "Repurchase Date") that is 45 days after the date of the Company Notice, unless otherwise required by applicable law, at a price equal to the Redemption Price on the Repurchase Date, plus accrued and unpaid interest and liquidated damages, if any, to the Repurchase Date.
          Within 30 days after the occurrence of the Change in Control, the Company is obligated to give notice of the occurrence of such Change in Control to each Holder. Such notice shall include, among other things, the date by which Holder must notify the Company of such Holder's intention to exercise the Repurchase Right and of the procedure which such Holder must follow to exercise such right. To exercise the Repurchase Right, a Holder of Securities must deliver on or before the 30th day after the date of the Company Notice irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the Holder's exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer. In the event any Holder exercises its Repurchase Right, such Holder's conversion right will terminate upon receipt of the written notice of exercise of such Repurchase Right.
          A "Change in Control" of the Company means (i) the acquisition by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of Common Stock sufficient to elect a majority of directors; (ii) persons who, as of the date of the Indenture, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board; (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, beneficially own shares sufficient to elect a majority of directors in the election of directors of the reorganized, merged or consolidated company or (iv) a liquidation or dissolution of the Company (other than pursuant to the United States
Bankruptcy Code) or the conveyance, transfer or leasing of all or substantially all of the assets of the Company to any person; provided, however, that for the purpose of clauses (i)(iv) above, the terms "person", "entity" and "group" shall not include (x) Industrier, (y) the stockholders of Industrier in the case of a distribution of shares of capital stock of the Company beneficially owned by Industrier to the shareholders of Industrier, unless a Change in Control of Industrier has occurred or occurs concurrently with such a distribution, or in series of related transactions of which such distribution is a part, (determined without regard to this clause (y) of this proviso) or (z) E.W. Sissener, his spouse, any heir or descendant of Mr. Sissener or the spouse of any such heir or descendant or the estate of Mr. Sissener (each, an "EWS Party"), or any trust or other similar arrangement for the benefit of any EWS Party or any corporation or other person or entity controlled by one or more EWS Party or any group of which any EWS Party is a member. For purposes of the preceding sentence, a "liquidation" or "dissolution" shall not be deemed to include any transfer of Company property solely to any persons identified in clauses (x), (y) and (z) of the proviso of such sentence.

          9. Conversion. A Holder of a Security may convert the initial principal of such Security into Class A Common Stock of the Company at any time before the close of business on or prior to June 1, 2006, or, (x) if the Security is called for redemption by the Company, the Holder may convert it at any time before the close of business on the date that is ten days before the date fixed for such redemption, or (y) if the Security is to be repurchased by the Company pursuant to paragraph 8 hereof, the Holder may convert it at any time before the close of business on the date that is one business day before the date fixed for such repurchase. The initial conversion rate is
31.1429 shares per $1,000 of initial principal amount of Securities, subject to adjustment in certain circumstances. To determine the number of shares issuable upon conversion of a Security, divide the initial principal amount to be converted by the conversion price in effect on the conversion date and round the result to the nearest 1/100th share. The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for the Redemption Price or any unpaid and accrued interest , or liquidated damages with respect to, the Securities will be made. If a Holder surrenders a Security for conversion between the record date for the payment of interest and the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive.

          To convert a Security a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required.
A Holder may convert a portion of a Security if the portion is $1,000 initial principal amount or a whole multiple of $1,000 initial principal amount.

          Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

          10. Subordination. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect. The Securities rank senior in right of payment to the the Convertible Subordinated Notes (as defined in the Indenture).

          11.  Denominations, Transfer, Exchange.  The
Securities are in registered form without coupons in denominations of $1,000 initial principal amount and whole multiples of $1,000 initial principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed.

          12. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

          13. Merger or Consolidation. The Company shall not consolidate with, or merge into, or transfer or lease all or substantially all of its assets to, any person unless, among other things, the person is organized under the laws of the United States, any State thereof or the District of Columbia and such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture and after giving effect to the transaction no Default or Event of Default exists.

          Notwithstanding the foregoing, any subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary or subsidiaries of the Company.

          14. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate initial principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate initial principal amount of the Securities then outstanding. Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Securities in addition to certificated Securities, to comply with Sections
5.01 and 10.15 of the Indenture or to make any change that does not adversely affect the rights of any Securityholder.

          15. Defaults and Remedies. An Event of Default includes the occurrence of any or the following: default for 30 days in payment of interest; default in payment of the Redemption Price at maturity, upon redemption or exercise of a Repurchase Right or otherwise; default in payment on Indebtedness at maturity of at least $5,000,000 principal amount and continuance of such default for 30 days after notice is given in accordance with the Indenture, or default on Indebtedness and, as a result, payment of at least $5,000,000 principal amount of Indebtedness is accelerated without such acceleration having been cured, waived, rescinded, or annulled for 30 days, failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable at the Redemption Price. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in initial principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          16. Registration Rights. The Holders are entitled to shelf registration rights as set forth in the Registration Rights Agreement (as defined in the Indenture). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

          17. Trustee Dealings with Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          18. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          19. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          20. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as:
TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
          THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
          ALPHARMA INC.
          ONE EXECUTIVE DRIVE
          FORT LEE, NEW JERSEY 07024
          ATTENTION: CHIEF LEGAL OFFICER

[FORM OF ASSIGNMENT]

I or we assign to
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER




(please print or type name and address)




the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
                                 NOTICE:  The signature on this
                                 assignment must correspond
                                 with the name as it appears
                                 upon the face of the within
                                 Security in every particular
                                 without
                                 alteration or enlargement or
                                 any change whatsoever and be
                                 guaranteed by the endorser's
                                 bank or broker.

Signature Guarantee:

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall have been suspended or terminated at the date of the transfer) and (ii) June 2, 2001 the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

                          [Check One]

(1)       ____ to the Company or a subsidiary thereof; or

(2) ____ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ____ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ____ outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ____ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ____ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ____ pursuant to another available exemption from the registration statement requirements of the Securities
          Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

               The transferee is an Affiliate of the Company.
(If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for two years following the date of the transfer).
          Unless one of the items is checked, the Trustee will
refuse to register any of the Securities evidenced by this
certificate in the name of any person other than the registered
Holder thereof; provided, however, that if item (3),(4),(5) or
(7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications
(including an investment letter in the case of box (3) or (4)
and other information as the Trustee or the Company have
reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.
          If none of the foregoing items are checked, the
Trustee or Registrar shall not be obligated to register this
Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of
registration set forth herein and in Section 2.16 of the
Indenture shall have been satisfied.
Dated:                                                 Signed:
                                    (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:
                                                       NOTICE:To be executed by
                                      an
                                      executive officer
                       CONVERSION NOTICE

To convert this Security into Class A Common Stock of the
Company, check the box:



To convert only part of this Security, state the initial principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate made out in another person's name, fill in the form below:

(Insert other person's soc. sec. or tax I.D. no.)








(Print or type other person's name, address and zip code)



_______________________________________________________________



Date:______________    Signature(s):


(Sign exactly as your name(s) appear(s) on the other side
                        of this Security)


Signature(s) guaranteed by:
                 (All signatures must be guaranteed by a
                 member of a national securities exchange or of
                 the National Association of Securities Dealers,
                 Inc. or by a commercial bank or trust company
                 located in the United States)

            OPTION OF HOLDER TO ELECT PURCHASE NOTICE


          If you want to elect to have this Security purchased by the Company pursuant to Section 3.07 of the Indenture, check the box:
          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.07 of the Indenture, state the initial principal amount:

             $ __________________________________
              (in an integral multiple of $1,000)
Date:__________________     Signature(s):
                            (Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
                            (All signatures must be guaranteed by a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company located in the United States)


                                                      EXHIBIT B
              FORM OF LEGEND FOR GLOBAL SECURITY


          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted
Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE
     MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND
     IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE
     OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS
     SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED
     IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR
     ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES
     DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS
     SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A
     WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY
     OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR
     ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED
     EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE
     INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN
     AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE
     COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER,
     EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
     REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
     OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO
     SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
     REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
     USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
     IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,
     CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE
     LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO
     NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR
     SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF
     THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS
     MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     SECTION 2.16 OF THE INDENTURE.
                                                      EXHIBIT C
                   Form of Certificate To Be
                  Delivered in Connection with
            Transfers to Non-QIB Accredited Investors

                                                              ,

[TRUSTEE]

Ladies and Gentlemen:

          In connection with our proposed purchase of 3%
Convertible Senior Subordinated Notes due 2006 (the
"Securities") of Alpharma Inc. (the "Company"), we confirm that:


          1.   We have received a copy of the Offering
Memorandum (the "Offering Memorandum"), dated May 27, 1999, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on page 1 of the Offering Memorandum and in the section entitled "Notice to Investors" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in this Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws.

          3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities prior to the date that is two years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.
          4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted by law.

          5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          6.   We are an institutional "accredited investor"
(as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,
                              [Name of Transferee]




                               By:
                                Name:
                                Title:


                                                      EXHIBIT D
              Form of Certificate To Be Delivered
                 in Connection with Transfers Pursuant
                      to Regulation S




[Trustee]

               Re:  Alpharma Inc. (the "Company")
                    3% Convertible Subordinated Notes
                    due 2006 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $ aggregate initial principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

               (1) the offer of the Securities was not made to a person in the United States;
               (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
               (5)  we have advised the transferee of the
          transfer restrictions applicable to the Securities. You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
                              Very truly yours,
                              [Name of Transferor]




                               By:
                                Authorized Signature
                                                      EXHIBIT E
  Form of Notice of Transfer Pursuant to Registration Statement


Alpharma Inc.
One Executive Drive
Fort Lee, New Jersey  07024
Attention:  Treasurer

[Trustee]


          Re:  Alpharma Inc. (the "Company") 3%
               Convertible
               Senior Subordinated Notes Due 2006 (the
               "Securities")

Ladies and Gentlemen:


          Please be advised that _____________ has transferred $___________ aggregate principal amount of the Securities or __ shares of the Company's Class A common stock, $0.01 par value per share, issuable on conversion of the Securities ("Stock") pursuant to an effective Shelf Registration Statement on Form S3
(File No. 333-     ) filed by the Company.

         We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a "Selling Security Holder" in
the Prospectus dated            or in amendments or supplements
thereto, and that the aggregate initial principal amount of the Securities, or number of shares of Stock transferred are [a portion of] the Securities or Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.


                                       Very truly yours,
                                       _______________________
                                       __
                                                  (Name) EXHIBIT
                                                      F


 Form of Opinion of Counsel in Connection with Registration of
                          Securities


[Trustee]


          Re:  Alpharma Inc. (the "Company") 3% Senior
               Subordinated Convertible Notes Due 2006
               (the "Securities")

Gentlemen:


          Reference is made to the Securities issued pursuant to a certain indenture dated as of June 2, 1999 by and between the Company and First Union National Bank, as trustee (the "Trustee"). The Company issued $170.0 million initial principal amount of Securities on June 2, 1999 in transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (number 333-____) (the "Registration Statement") relating to the registration under the Securities Act of $[
] principal amount of the Securities and the shares of Class A Common Stock of the Company (the "Shares") issuable upon conversion of the Securities being registered. The Registration Statement was declared effective by order of the SEC dated [_____________].

           We have acted as counsel for the Company in connection with the issuance of the Securities and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration
Statement, the above-mentioned SEC order and such other documents as are necessary to render this opinion.

          Based on the foregoing, it is our opinion that
(1) the Registration Statement has become and is currently effective under the Securities act so that the Securities covered thereby and the Shares issuable upon conversion of such Securities are duly registered under the Securities Act; and (2) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

                              Yours truly,
_______________________________
1 For Securities issued pursuant to the exercise of the Initial Purchasers' option to purchase up to an additional $25,500,000 of Securities under the fourth paragraph of
     Section 2.02, insert date of original issue of Notes.